EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-74278, No. 333-92324, No. 333-108348 and No. 333-112326) and the Registration Statements on Form S-3 (No. 333-108346) of Magma Design Automation, Inc. of our report dated July 12, 2004 relating to the financial statements of Mojave, Inc., which appears in the Current Report on Form 8-K/A of Magma Design Automation, Inc. dated July 13, 2004.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 13, 2004